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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): Feb 5 2007
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                           U. S. CANADIAN MINERALS INC.
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             (Exact name of registrant as specified in its charter)

         NEVADA                        0-25523                   33-0843633
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(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
    of Incorporation)                                        Identification No.)

5380 S. Valley View Ave Ste F, Las Vegas NV,                       89118
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     (Address of Principal Executive Officers)                  (Zip Code)

Registrant's telephone number, including area code: 702 433 8223
                                                    ----------------

                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
     APPOINTMENT OF PRINCIPAL OFFICERS

U S Canadian Minerals Inc announced today, Feb 5, 2007 the cancellation of 39,626,500 shares of stock. Certain shareholders agreed to the cancellation of the shares as being in the best interests of the Company.

This represents the cancellation of approximately 37% of the outstanding common shares of the Company.


8.01 OTHER EVENTS

Also the Company announces today that the Company has obtained an option on 1200 hectares of mining claims in the Xth region of Chile. The claims cover some 5 kilometers of paleo channel graded at above 2 grams gold per cubic meter from various studies done from 1970 to 2002.

U S Canadian is currently seeking funding to initiate production in the 1500 to 4000 cubic meters per day range.


U S Canadian Minerals also wishes to announce the appointment of Mr. Adam Jenn as Chief Executive Officer, Mr. Jenn also holds the position of President and Director






                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2007



                                     By: /s/ Van der Bok Busboom CFO Director
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